    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996
                                                       REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      INTELLIQUEST INFORMATION GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                         8732                        74-2671492
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
             OF                 CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
      INCORPORATION OR
        ORGANIZATION)

                      1250 Capital of Texas Highway South
                            Building Two, Plaza One
                              Austin, Texas 78746
                                 (512) 329-0808

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                James Schellhase
              Chief Operating Officer and Chief Financial Officer
                      IntelliQuest Information Group, Inc.
                      1250 Capital of Texas Highway South
                            Building Two, Plaza One
                              Austin, Texas 78746
                                 (512) 329-0808

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

       Allen L. Morgan, Esq.                 Larry A. Barden, Esq.
     Christopher F. Boyd, Esq.               Robert W. Kadlec, Esq.
     Jeffrey D. Cattalini, Esq.              Thomas S. Finke, Esq.
  Wilson Sonsini Goodrich & Rosati            Jon A. Ballis, Esq.
      Professional Corporation                  Sidley & Austin
         650 Page Mill Road                 One First National Plaza
    Palo Alto, California 94304                    Suite 4400
                                            Chicago, Illinois 60603

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-12547

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED         PROPOSED
                                                         MAXIMUM          MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF           AMOUNT TO      OFFERING PRICE      AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED       BE REGISTERED       PER SHARE     OFFERING PRICE         FEE
Common Stock, $0.0001 par
 value..........................     465,750(1)          $27.50         $12,808,125       $4,416.60

(1) Includes 60,750 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement filed by IntelliQuest Information Group, Inc. with the Securities and Exchange Commission (File No. 333-12547) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 16th day of October, 1996.

                                          INTELLIQUEST INFORMATION GROUP, INC.

                                          By:        /s/  JAMES SCHELLHASE
                                             -----------------------------------
                                                      James Schellhase,
                                                 CHIEF OPERATING OFFICER AND
                                                 CHIEF FINANCIAL OFFICER AND
                                                         DIRECTOR

    PURSUANT  TO  THE  REQUIREMENTS  OF   THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                               TITLE                     DATE
-------------------------------------------  ------------------------------  -----------------

                     *                       Chairman of the Board and
 ----------------------------------------     Chief Executive Officer        October 16, 1996
               Peter Zandan                   (Principal Executive Officer)

                                             Chief Operating Officer and
           /s/ JAMES SCHELLHASE               Chief Financial Officer and
 ----------------------------------------     Director (Principal Financial  October 16, 1996
             James Schellhase                 and Accounting Officer)

                     *
 ----------------------------------------    President and Director          October 16, 1996
              Brian Sharples

                     *
 ----------------------------------------    Director                        October 16, 1996
                Lee Walker

                     *
 ----------------------------------------    Director                        October 16, 1996
               William Wood

         *By: /s/ JAMES SCHELLHASE
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT                                       EXHIBIT DESCRIPTION
------------  ---------------------------------------------------------------------------------------
   5.1        Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
  23.1        Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
  23.2        Consent of Price Waterhouse LLP, independent accountants.